UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2016
Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on February 25, 2016 (the “Original Form 8-K”) relating to Dolphin Digital Media’s (the “Company’s”) 2015 Annual Meeting of Shareholders held on February 22, 2016 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation (each, a “say-on-pay vote”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, at the Annual Meeting, the Company’s shareholders voted to hold a say-on-pay vote every three years. Based on these results, the Company has determined that it will hold say-on-pay votes every three years until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Company otherwise determines that a different frequency for say-on-pay votes is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer

Date: July 21, 2016